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                                                                  EXHIBIT 10.21a


                                 REVOLVING NOTE


$25,000,000.00                                                 Chicago, Illinois
                                                                     May 1, 2002

         For value received, CENTENE CORPORATION, a Delaware corporation ("Borrower"), hereby promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, or to any subsequent holder hereof (in any case, "Holder"), the principal amount of TWENTY-FIVE MILLION and 00/100 DOLLARS ($25,000,000.00) or such lesser principal amount as has been advanced to Borrower under this note (as this note may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time, this "Note"), together with interest thereon, as provided herein.

         Borrower promises to pay the entire principal amount outstanding under this Note on the Maturity Date. Borrower promises to pay, on the dates as provided in the Loan Agreement (defined below), interest accrued from the date hereof on the principal balance outstanding from time to time. Until Maturity, by acceleration or otherwise, interest shall accrue at a per annum rate or rates as determined pursuant to the Loan Agreement. At the option of Holder upon the occurrence of an Event of Default as defined in the Loan Agreement, to the extent permitted by law, interest shall accrue under this Note at the highest default or post-maturity rate provided in the Loan Agreement (the "Default Rate"). Upon the occurrence of any Event of Default, Holder may declare the outstanding principal balance of this Note, all accrued but unpaid interest thereon, and all other amounts owing to Holder under this Note and the Loan Documents immediately due and payable, and such amounts shall become immediately due and payable. After the Maturity Date, interest shall accrue at the Default Rate. All interest shall be computed on the basis of a year deemed to consist of 360 days and paid for the actual number of days elapsed.

         Both principal and interest are payable in Dollars to Holder at the Lending Office of Holder.

         This Note is delivered in connection with that certain Loan Agreement dated as of even date herewith among Borrower and Holder (as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used and not defined herein have the meanings given them in the Loan Agreement.

         This Note is secured under the Security Documents by the Collateral described therein. The Loan Documents, including the Security Documents, describe the rights of Holder with respect to the Collateral.

         Borrower is required to prepay the principal amount of this Note to the extent required in the Loan Agreement. Borrower has the right to prepay the principal amount of this Note to the extent and subject to the conditions provided in the Loan Agreement.

         The date and amount of all advances and repayments of principal and payments of interest will be recorded in the records that Holder normally maintains for instruments and agreements similar to this Note and the other Loan Documents. The failure to record, or any error in recording, any of the foregoing does not, however, affect the obligation of Borrower to pay principal, interest and other amounts as required under this Note and the other Loan Documents. Borrower has the burden of proving that Holder's records are not correct. Borrower agrees that Holder's books and records showing advances and repayments are admissible in any action or proceeding arising therefrom, and constitute prima facie proof thereof absent manifest error. Such records are deemed accurate and binding on Borrower and an account stated, except as expressly provided otherwise in the Loan Agreement.

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         Reference is made to the Loan Agreement for provisions regarding the acceleration of the maturity hereof upon the occurrence of any Event of Default, and such provisions are incorporated herein by this reference.

         If any payment required under this Note is not made when due, or upon any other Event of Default, Borrower will pay all costs of collection, including court costs and reasonable attorneys fees and actual expenses of such attorneys, whether or not there is litigation, including representation of Holder and all costs incurred in connection with any bankruptcy or insolvency proceeding involving Borrower as a debtor.

         Borrower and all other Persons who become parties obligated under this Note, whether as guarantors, sureties, endorsers or otherwise, waive any right to demand for payment, any requirement for protest or notice of dishonor, all other rights to notice or demands with respect to this Note, any defense based on lack of diligence in the enforcement of this Note, and any defense which such party may have based on suretyship or impairment of collateral. Every such party assents to each and every extension or postponement of the time of payment, whether at or after demand, or other indulgence, and waives any right to notice thereof.

         No amendment, modification or waiver of any provision of this Note, or consent to any departure by Borrower herefrom, will be effective unless the same is in writing signed by an authorized officer of Holder, and then only in the specific instance and for the specific purpose for which given. No failure on the part of Holder to exercise, and no delay in exercising, any right under this Note operates as a waiver thereof, and no single or partial exercise by Holder of any right under this Note precludes any other or further exercise thereof, or the exercise of any other right. Each and every right granted to Holder under this Note or allowed to it at law or in equity is cumulative and such remedies may be exercised from time to time concurrently or consecutively at Holder's option.

         All notices required to be given or which may be given in connection with this Note shall be given in the manner required for notices under the Loan Agreement.

         This Note is governed by and shall be construed and interpreted in accordance with the internal laws of the State of Illinois applicable to contracts made and to be performed wholly within such state, without regard to choice or conflicts of law principles.


                                              CENTENE CORPORATION, AS BORROWER

                                              By: /s/ KAREY L. WITTY
                                              Name: Karey L. Witty
                                              Title: Senior Vice President and
                                                     Chief Financial Officer



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